UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026 (October 6, 2026)

STAGEWISE STRATEGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-275731	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

c/o Tourism and Entertainment Group, LLC

64/2 Mahtumquili Street

Yashnobod District 100000

Tashkent City, Republic of Uzbekistan

Tel: +1-347-799-7109

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2026, StageWise Strategies Corp., a Nevada corporation (the “Company,” “we,” “us,” “our” or “STWI”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, TEG SPV LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“TEG SPV”), Tourism and Entertainment Group LLC, a limited liability company organized under the laws of the Republic of Uzbekistan and the holder of 67.99999012% of the participatory interests in the charter capital of TEG SPV (“TEG Parent”), and Ms. Irodakhon Abduvakhitova, an individual and the holder of 32.00000000% of the participatory interests in the charter capital of TEG SPV (the “Individual Seller” and, together with TEG Parent, the “Sellers”). The Share Exchange Agreement and the transactions contemplated thereby were approved by the Company’s board of directors (the “Board”) and, on September 4, 2026, by the written consent of the holders of approximately 79.3% of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), as described in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2026 and mailed to stockholders on or about September 21, 2026 (the “Information Statement”).

Pursuant to the Share Exchange Agreement, on the date of the closing of the transactions contemplated pursuant to the Share Exchange Agreement (the “Closing Date”), and subject to registration under applicable Uzbek law, as provided below, the Company will acquire 99.99999012% of the participatory interests in the charter capital of TEG SPV (the “Participatory Interests”) from the Sellers in exchange for the issuance by the Company to the Sellers of an aggregate of 183,098,434 shares of Common Stock (the “Exchange Shares”), of which 124,506,935 shares are to be issued to TEG Parent and 58,591,499 shares are to be issued to the Individual Seller (the “Share Exchange”). The Exchange Shares are expected to represent approximately 97.3% of the outstanding shares of Common Stock of STWI, based on the 188,142,768 shares of Common Stock that will be issued and outstanding immediately following the Share Exchange, without giving effect to any securities that may be issued to investors in the concurrent financing contemplated by the Share Exchange Agreement (a “Concurrent Financing”). Wellmore LLC, a limited liability company organized under the laws of the Republic of Uzbekistan and a wholly owned subsidiary of TEG Parent (“Wellmore”), will continue to hold the remaining 0.00000988% of the participatory interests in TEG SPV to comply with regulatory requirements in Uzbekistan. As a result of the Share Exchange, TEG SPV will become a subsidiary of the Company, and the business of TEG SPV and its operating subsidiaries will become the principal business of the Company.

As a matter of the mandatory law of the Republic of Uzbekistan, the transfer of the Participatory Interests to STWI will become effective, and STWI will be deemed to have acquired ownership of the Participatory Interests, upon the entry of the corresponding record in the unified state register of legal entities of the Republic of Uzbekistan reflecting STWI as a participant of TEG SPV, which is expecting to occur with a few days after the Closing Date (the date of such entry, the “Registration Date”). The parties have agreed to take all actions required under Uzbek law to cause the Registration Date to occur as promptly as practicable following the Closing, including the notarization and filing of the local transfer instruments and required notices.

Selected Conditions to Closing. The closing of the Share Exchange (the “Closing”) is subject to customary conditions, any of which may be waived by the mutual agreement of the parties, provided that any such waiver is not prohibited by law, including, among others:

●	the expiration of the twenty (20)-day period following the mailing of the Information Statement and of the ten (10)-day period following the transmittal to stockholders of the Rule 14f-1 information statement (which was filed with the SEC on October 1, 2026);

●	receipt of the required antimonopoly clearance and other required governmental approvals, including those required by Uzbek law, which clearance has been obtained, and such clearance remaining in full force and effect;

●	the consummation of a concurrent financing, with aggregate gross proceeds to STWI of not less than $18,000,000 (the “Concurrent Financing”); and

●	customary conditions relating to the accuracy of the parties’ representations and warranties, the performance of their covenants and the absence of a material adverse effect, together with the delivery of TEG SPV’s PCAOB-audited financial statements, one or more legal opinions of counsel reasonably acceptable to STWI and the other closing deliverables required by the Share Exchange Agreement.

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The Exchange Shares shall be issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) thereof, shall constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and will bear a restrictive legend.

Termination. The Share Exchange Agreement may be terminated at any time prior to the Closing (or, in the case of clause (v) below, following the Closing but prior to the Registration Date): (i) by mutual written consent of STWI and TEG Parent; (ii) by either STWI or TEG Parent if the Closing has not occurred by December 31, 2026 (the “Outside Date”), unless such party’s breach was the principal cause of the failure to close; (iii) by either STWI or TEG Parent if a governmental authority issues a final, non-appealable order permanently prohibiting the Exchange, including a final denial of the antimonopoly clearance; (iv) by either STWI or TEG Parent upon the other party’s breach of any representation, warranty or covenant that would cause an applicable closing condition not to be satisfied and remains uncured for 30 days after written notice; or (v) by either STWI or TEG Parent, following the Closing but prior to the Registration Date, if the registering authority of the Republic of Uzbekistan issues a final refusal of the registration of the transfer of the Participatory Interests to STWI, or such registration otherwise becomes incapable of being completed under applicable law, and such refusal or incapacity is not cured within twenty (20) business days. In the event of a termination described in clause (v), the parties are required to unwind the deliveries made at the Closing and to restore the parties to their respective positions as of immediately prior to the Closing, as described above.

Representations and Warranties. The Share Exchange Agreement contains customary representations and warranties of the parties, set forth in separate articles for TEG SPV, the Sellers and STWI. These representations and warranties generally address, among other matters: organization and good standing; authority and enforceability; capitalization and title to the participatory interests in TEG SPV; absence of conflicts; governmental approvals; financial statements; absence of undisclosed liabilities; material contracts; real property; intellectual property; taxes; compliance with law; litigation; sanctions and anti-corruption matters; and brokers’ fees. The representations and warranties of TEG SPV and the Sellers generally survive until eighteen (18) months after the Registration Date, with longer survival periods for certain fundamental and tax representations, and the representations and warranties of STWI generally do not survive the Closing, other than certain fundamental representations that survive until twelve (12) months after the Registration Date.

Conduct of Business; Additional Covenants. The Share Exchange Agreement contains covenants governing the conduct of the parties’ respective businesses in the ordinary course between signing and the Closing, together with additional customary covenants, including cooperation to obtain the antimonopoly clearance and other required approvals, access to information, and the SEC filings described above. It also contains other covenants, including the transfer to TEG Parent, prior to the Closing, of the shars of Common Stock held by Mr. Jahongir Artikkhodjaev, the reconstitution of our board of directors and officers, the change of our corporate name, the maintenance of our quotation on a marketplace operated by OTC Markets Group Inc. (“OTC Markets”); including the change-of-control re-application required by OTC Markets and the Concurrent Financing and related resale registration rights. Except as otherwise provided in the Share Exchange Agreement, each party bears its own expenses, with Uzbek notarial and registration fees relating to the local transfer instruments borne by the Sellers.

Indemnification. The Share Exchange Agreement contains customary indemnification provisions that apply from and after the Registration Date. The Sellers will jointly and severally indemnify STWI for breaches of their representations, warranties and covenants and for breaches of the representations and warranties of TEG SPV and of TEG SPV’s pre-Registration Date covenants, and STWI will indemnify the Sellers for breaches of its surviving representations and of its covenants. Indemnification claims are generally subject to a deductible of $900,000, with a $25,000 per-claim minimum and an aggregate cap on general representation claims of $9,000,000; claims for breaches of certain fundamental and tax representations are not subject to the deductible and are instead subject to an aggregate cap equal to $18,000,000, and no deductible or cap applies to claims based on fraud or willful misconduct. Indemnification payments are payable in cash and are not secured by any escrow or holdback of the Exchange Shares (although STWI may offset any unpaid indemnification obligation of the Sellers against amounts or other obligations owed to the Sellers under the Share Exchange Agreement or the ancillary documents), and, except in the case of fraud or willful misconduct, indemnification is the exclusive remedy of the parties for breaches of the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

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No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1+	Share Exchange Agreement, dated as of October 6, 2026, by and among StageWise Strategies Corp., TEG SPV LLC, Tourism and Entertainment Group LLC and Irodakhon Abduvakhitova
104	Cover page interactive data file (embedded within the inline XBRL document)

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2026

STAGEWISE STRATEGIES CORP.

By:	/s/ Temur Zokirov
Name:	Temur Zokirov
Title:	Chief Financial Officer

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